Exhibit 12(e)(1)
                                                                ----------------




                               AMENDING AGREEMENT


THIS AGREEMENT made and entered into as of the 21st day of March, 2005.


AMONGST: DURAVEST, INC., a Florida corporation with a registered office located at 37 Prince Arthur Avenue, Suite 300, Toronto, Ontario Canada, M5R 1B2;

          (hereinafter called "Duravest")


          INNOVACOR, LIMITED PARTERNSHIP, limited partnership duly formed under the laws of Quebec, having a place of business at 5000 Belanger Street East, Montreal, Quebec, H1T 1C8, acting through and represented for the purposes hereof by its general partner, Innovacor Management Inc., represented by Mr. Jacques Oliva Belair, its President, duly authorized as he so declares;

          (hereinafter called "Innovacor")


          CARDIO AT WORK INC, corporation duly incorporated under the laws of Canada, having its head office at P.O. Box 323, Mount-Royal Station H3P 3CS, represented for the purpose hereof by Dr. Jean-Francois Tanguay, its President, duly authorized as he so declares;

          (hereinafter called "CAT")


          MR. SAM GREENBERG. residing and domiciled at 5101 Buchan, Penthouse 1, 5the Floor, Montreal. Quebec. H4P 1S4;

          (hereinafter called "Greenberg")

          ESTRACURE INC., corporation duly incorporated under the laws of Canada, having its head office at 5000 East Belanger Street, Montreal, Quebec, HIT IC8, represented for the purpose hereof by Dr. Jean-Francois Tanguay, its President, duly authorized as he so declares;

          (hereinafter called "Estracure")

          (hereinafter Duravest, Innovacor, CAT, Greenberg, Estracure collectively called the "Parties")

     WHEREAS the Parties entered into an Option Agreement dated as of January 14h 2005 (the "Option Agreement");

     AND WHEREAS the Parties now wish to amend the Option Agreement;

     NOW THEREFORE, the Parties agree as follows:

     1. The reference to "Grant Thornton" in Section 1 of Schedule B of the Option Agreement is deleted and replaced with "Demers Beaulne";

     2. All other provisions of the Option Agreement remain unchanged and in full effect.


IN WITNESS WHEREOF, THE PARTIES RAVE SIGNED THIS AMENDMENT WHICH HAS INTERVENED AT THE PLACE AND ON THE DATE FIRST MENTIONED.


INNOCAR, LIMITED PARTNERSHIP,              CARDIO AT WORK, ING.
per Innovator Management, Inc.,
its general partner


Per: /s/ Jacques Oliva Belair              Per: /s/ Jean-Francois Tanguay
     --------------------------------           --------------------------------
     Jacques Oliva Belair                       Jean-Francois Tanguay


DURAVEST, INC.                             ESTACURE INC.


Per: /s/ Patti Cooke                       Per: /s/ Jean-Francois Tanguay
     --------------------------------           --------------------------------
     Patti Cooke                                Jean-Francois Tanguay




/s/ Sam Greenberg
-------------------------------------
Sam Greenberg